Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated November 25, 2020 with respect to the consolidated financial statements and internal control over financial reporting of J&J Snack Foods Corp. included in the Annual Report on Form 10-K for the year ended September 26, 2020, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned reports in this Registration Statement.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

July 30, 2021